                                                                   Exhibit 99.01

                       SPECIAL MEETING OF STOCKHOLDERS OF

                        SYNCOR INTERNATIONAL CORPORATION

                               December 30, 2002

Co. #                                             Acct. #
      ----------------                                    ----------------

                          /PROXY VOTING INSTRUCTIONS/

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.


TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS [RIGHT ARROW] /         /

   [DOWN ARROW] Please Detach and Mail in the Envelope Provided [DOWN ARROW]
-------------------------------------------------------------------------------
      Please mark your
A /X/ votes as in this
      example.


                     1. MERGER AGREEMENT. To approve the  FOR  AGAINST  ABSTAIN
                        Agreement and Plan of Merger,     / /    / /      / /
                        dated as of June 14, 2002, by and
                        among Syncor, Cardinal Health,
                        Inc. and Mudhen Merger Corp., as
                        amended, pursuant to which Mudhen
                        Merger Corp. will be merged with
                        and into Syncor

                     2. ADJOURNMENT. To adjourn the
                        Special Meeting, if necessary,    / /    / /      / /
                        to permit further solicitation
                        of proxies in the event there
                        are not sufficient votes at the
                        time of the Special Meeting to
                        approve the merger agreement
                        proposal

                   In their discretion, the proxies named above are authorized to vote upon such other matters as may properly come before the Special Meeting and any adjournment or postponement of the Special Meeting. If you do not sign and return a proxy card, or vote by telephone or through the internet or attend the Special Meeting, your shares of Syncor Common Stock cannot be voted. If no instructions are given, this proxy will be voted FOR both proposals.

                   All previous proxies given by the undersigned to vote at the Special Meeting or at any adjournment or postponement of the Special Meeting are hereby revoked, and receipt of notice of the Special Meeting and of the accompanying Proxy Statement is hereby acknowledged.

                   Your control number is
                                          ---------------------

                   IMPORTANT -- PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY.


                                                               Date:        2002
------------------------ ---------------------------- ---------      ------
      Signature          (Signature, if jointly held)  (Title)


NOTE: Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing on behalf of a corporation, please sign in full corporate name by the President or other authorized officer(s) of the corporation. If signing on behalf of a partnership, please sign in full partnership name by authorized person(s) of the partnership.

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                                     PROXY

              THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                        SYNCOR INTERNATIONAL CORPORATION
                           FOR THE SPECIAL MEETING OF
                 SYNCOR INTERNATIONAL CORPORATION STOCKHOLDERS.

The undersigned hereby appoints Bernard Puckett and Robert G. Funari, and each of them, with full power of substitution and resubstitution, attorneys and proxies of the undersigned to vote all of the outstanding shares of common stock, par value $0.05 per share, of Syncor International Corporation ("Syncor") ("Syncor Common Stock") that the undersigned is entitled to vote, and with all the power that the undersigned would possess. If personally present, at the special meeting of Syncor stockholders to be held on December 6, 2002 (the "Special Meeting"), or at any adjournment or postponement of the Special Meeting, on the following matters:

                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)